Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated March 15, 2006 relating to the financial statements, which appears in R.H. Donnelley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
September 11, 2007